Pricing Supplement No. 20,015

Registration Statement Nos. 333-293641; 333-293641-01

Dated November 10, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring due May 16, 2028

Based on the Worst Performing of the EURO STOXX 50® Index, the Nikkei Stock Average, the Russell 2000® Index and the S&P 500® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Contingent coupon. The securities will pay a contingent coupon (as well as any previously unpaid contingent coupons) but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the intraday level of each underlier has remained greater than or equal to its downside threshold level at all times on each trading day during the term of the securities, investors will receive (in addition to the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons, if payable) the stated principal amount at maturity. If, however, the intraday level of any underlier is less than its downside threshold level at any time on any trading day during the term of the securities and the final level of any underlier is less than its initial level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its coupon barrier level and/or downside threshold level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their principal and the risk of receiving no coupons over the entire term of the securities. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$600,000
Underliers:

EURO STOXX 50® Index (the “SX5E Index”), Nikkei Stock Average (the “NKY Index”), Russell 2000® Index (the “RTY Index”) and S&P 500® Index (the “SPX Index”). We refer to each of the SX5E Index, the NKY Index, the RTY Index and the SPX Index as an underlying index.

Strike date:	November 9, 2026
Pricing date:	November 10, 2026
Original issue date:	November 13, 2026
Final observation date:	May 9, 2028, subject to postponement for non-trading days and certain market disruption events
Maturity date:	May 16, 2028
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$955.00 per security. See “Estimated Value of the Securities” on page 4.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$29.50	$970.50
Total	$600,000	$17,700	$582,300

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $29.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

Trigger event:

A trigger event occurs if, at any time on any trading day from but excluding the pricing date to and including the final observation date, the intraday level of any underlier is less than its downside threshold level. If a trigger event occurs at any time on any trading day during the term of the securities, you will be exposed to the negative performance of the worst performing underlier at maturity.

First redemption determination date:	May 10, 2027. Under no circumstances will the securities be redeemed prior to the first redemption determination date.
Redemption determination dates:	May 10, 2027, August 9, 2027, November 9, 2027 and February 9, 2028, subject to postponement for non-trading days and certain market disruption events.
Call threshold level:

With respect to the SX5E Index, 6,290.45, which is 100% of its initial level

With respect to the NKY Index, 58,775.50, which is 100% of its initial level

With respect to the RTY Index, 2,840.812, which is 100% of its initial level

With respect to the SPX Index, 7,549.94, which is 100% of its initial level

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons
Early redemption dates:	May 17, 2027, August 17, 2027, November 17, 2027 and February 17, 2028
Contingent coupon:

A contingent coupon at an annual rate of 11.00% will be paid on the securities on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If the contingent coupon is not paid on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), such unpaid contingent coupon will be paid on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such unpaid contingent coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date; provided, however, in the case of any such payment of a previously unpaid contingent coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent coupon from and after the end of the original interest period for such unpaid contingent coupon.

You will not receive payment for any unpaid contingent coupons if the closing level of any underlier is less than its coupon barrier level on each subsequent observation date.

Coupon payment dates:

As set forth under “Observation Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment, if any, with respect to the final observation date shall be made on the maturity date.

Coupon barrier level:

With respect to the SX5E Index, 4,403.315, which is 70% of its initial level*

With respect to the NKY Index, 41,142.85, which is 70% of its initial level*

With respect to the RTY Index, 1,988.568, which is 70% of its initial level*

With respect to the SPX Index, 5,284.958, which is 70% of its initial level*

Observation dates:	As set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons, if payable) a payment at maturity determined as follows:

•If a trigger event HAS NOT occurred:

stated principal amount

•If a trigger event HAS occurred:

stated principal amount × performance factor of the worst performing underlier, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event has occurred and the final level of any underlier is less than its initial level, the payment at maturity will be less, and may be significantly less, than the stated principal amount and could be zero. Under no circumstances will investors participate in any appreciation of any underlier.

Final level:	With respect to each underlier, the closing level on the final observation date
Downside threshold level:

With respect to the SX5E Index, 4,403.315, which is 70% of its initial level*

With respect to the NKY Index, 41,142.85, which is 70% of its initial level*

With respect to the RTY Index, 1,988.568, which is 70% of its initial level*

With respect to the SPX Index, 5,284.958, which is 70% of its initial level*

Performance factor:	With respect to each underlier, final level / initial level
Initial level:

With respect to the SX5E Index, 6,290.45, which is its closing level on the strike date

With respect to the NKY Index, 58,775.50, which is its closing level on the strike date

With respect to the RTY Index, 2,840.812, which is its closing level on the strike date

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

With respect to the SPX Index, 7,549.94, which is its closing level on the strike date
Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61781TZB2
ISIN:	US61781TZB24
Listing:	The securities will not be listed on any securities exchange.

*As necessary, calculated levels have been rounded to three decimal places.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
February 9, 2027	February 18, 2027
May 10, 2027	May 17, 2027
August 9, 2027	August 17, 2027
November 9, 2027	November 17, 2027
February 9, 2028	February 17, 2028
May 9, 2028 (final observation date)	May 16, 2028 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the intraday level of each underlier throughout the term of the securities and, if a trigger event has occurred, the closing level of each underlier on the final observation date. The actual initial level, call threshold level, coupon barrier level and downside threshold level for each underlier were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the SX5E Index, 100.00* With respect to the NKY Index, 100.00* With respect to the RTY Index, 100.00* With respect to the SPX Index, 100.00*
Hypothetical call threshold level:

With respect to the SX5E Index, 100.00, which is 100% of its hypothetical initial level

With respect to the NKY Index, 100.00, which is 100% of its hypothetical initial level

With respect to the RTY Index, 100.00, which is 100% of its hypothetical initial level

With respect to the SPX Index, 100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the SX5E Index, 70.00, which is 70% of its hypothetical initial level

With respect to the NKY Index, 70.00, which is 70% of its hypothetical initial level

With respect to the RTY Index, 70.00, which is 70% of its hypothetical initial level

With respect to the SPX Index, 70.00, which is 70% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the SX5E Index, 70.00, which is 70% of its hypothetical initial level

With respect to the NKY Index, 70.00, which is 70% of its hypothetical initial level

With respect to the RTY Index, 70.00, which is 70% of its hypothetical initial level

With respect to the SPX Index, 70.00, which is 70% of its hypothetical initial level

Contingent coupon:

11.00% per annum (corresponding to approximately $27.50 per interest period per security). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $27.50 is used in these examples for ease of analysis.

If the contingent coupon is not paid on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), such unpaid contingent coupon will be paid on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such unpaid contingent coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

*The hypothetical initial level of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a redemption determination date:

	Closing Level of the SX5E Index	Closing Level of the NKY Index	Closing Level of the RTY Index	Closing Level of the SPX Index	Early Redemption Payment
Hypothetical Redemption Determination Date #1	145.00 (greater than or equal to its call threshold level)	65.00 (less than its call threshold level)	150.00 (greater than or equal to its call threshold level)	130.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	125.00 (greater than or equal to its call threshold level)	160.00 (greater than or equal to its call threshold level)	135.00 (greater than or equal to its call threshold level)	140.00 (greater than or equal to its call threshold level)

The stated principal amount + the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed):

	Closing Level of the SX5E Index	Closing Level of the NKY Index	Closing Level of the RTY Index	Closing Level of the SPX Index	Payment per Security
Hypothetical Observation Date #1	125.00 (greater than or equal to its coupon barrier level)	90.00 (greater than or equal to its coupon barrier level)	130.00 (greater than or equal to its coupon barrier level)	155.00 (greater than or equal to its coupon barrier level)	$27.50
Hypothetical Observation Date #2	130.00 (greater than or equal to its coupon barrier level)	25.00 (less than its coupon barrier level)	45.00 (less than its coupon barrier level)	120.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	115.00 (greater than or equal to its coupon barrier level)	35.00 (less than its coupon barrier level)	45.00 (less than its coupon barrier level)	155.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #4	120.00 (greater than or equal to its coupon barrier level)	85.00 (greater than or equal to its coupon barrier level)	145.00 (greater than or equal to its coupon barrier level)	175.00 (greater than or equal to its coupon barrier level)	$27.50 + $27.50 + $27.50 = $82.50
Hypothetical Observation Date #5	25.00 (less than its coupon barrier level)	35.00 (less than its coupon barrier level)	20.00 (less than its coupon barrier level)	40.00 (less than its coupon barrier level)	$0

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation dates #2 and #3, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #4, because the closing level of each underlier is greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to hypothetical observation date #4 as well as the previously unpaid contingent coupons with respect to hypothetical observation dates #2 and #3.

On hypothetical observation date #5, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the securities.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If a trigger event HAS NOT occurred:

The hypothetical example below illustrates how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity and a trigger event HAS NOT occurred at any time on any trading day during the term of the securities.

Final Level of the SX5E Index	Final Level of the NKY Index	Final Level of the RTY Index	Final Level of the SPX Index	Payment at Maturity per Security
110.00 (greater than or equal to its downside threshold level)	105.00 (greater than or equal to its downside threshold level)	115.00 (greater than or equal to its downside threshold level)	125.00 (greater than or equal to its downside threshold level)

The stated principal amount + the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

The hypothetical example above assumes that the intraday level of each underlier has remained greater than or equal to its downside threshold level at all times on each trading day during the term of the securities. Therefore, investors receive at maturity the stated principal amount. Moreover, because the final level of each underlier is greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons. Investors do not participate in any appreciation of any underlier.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

If a trigger event HAS occurred:

The hypothetical examples below illustrate how to calculate the payment at maturity, assuming (i) the securities have not been automatically redeemed prior to maturity and (ii) the intraday level of at least one underlier was less than its downside threshold level at some point on one or more trading days during the term of the securities, meaning that a trigger event HAS occurred with respect to the securities.

	Final Level of the SX5E Index	Final Level of the NKY Index	Final Level of the RTY Index	Final Level of the SPX Index	Payment at Maturity per Security (in addition to the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons)
Example #1	115.00 (greater than or equal to its downside threshold level)	120.00 (greater than or equal to its downside threshold level)	110.00 (greater than or equal to its downside threshold level)	140.00 (greater than or equal to its downside threshold level)

The stated principal amount

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Example #2	85.00 (greater than or equal to its downside threshold level)	90.00 (greater than or equal to its downside threshold level)	110.00 (greater than or equal to its downside threshold level)	120.00 (greater than or equal to its downside threshold level)	($1,000 × performance factor of the worst performing underlier, subject to a maximum payment at maturity of $1,000) = $1,000 × (85.00 / 100.00) = $850.00
Example #3	50.00 (less than its downside threshold level)	30.00 (less than its downside threshold level)	20.00 (less than its downside threshold level)	30.00 (less than its downside threshold level)	$1,000 × performance factor of the worst performing underlier, subject to a maximum payment at maturity of $1,000 = $1,000 × (20.00 / 100.00) = $200.00

In example #1, the final level of each underlier is greater than or equal to its downside threshold level. Although a trigger event has previously occurred, because the worst performing underlier has not depreciated from its initial level to its final level, investors do not suffer a loss on their initial investment and receive at maturity the stated principal amount. Moreover, because the final level of each underlier is also greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of each underlier is greater than or equal to its downside threshold level. However, because a trigger event has previously occurred and the worst performing underlier has depreciated from its initial level to its final level, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. However, because the final level of each underlier is greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons.

In example #3, because a trigger event has previously occurred and the worst performing underlier has depreciated from its initial level to its final level, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. Moreover, because the final level of at least one underlier is less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

If the securities have not been automatically redeemed prior to maturity and a trigger event occurs at any time on any trading day during the term of the securities, you will be exposed to the negative performance of the worst performing underlier at maturity. Under these circumstances, if the final level of any underlier is less than its initial level, your payment at maturity will be less, and may be significantly less, than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the intraday level of any underlier is less than its downside threshold level at any time on any trading day during the term of the securities, you will be exposed to the negative performance of the worst performing underlier at maturity. Under these circumstances, if the final level of any underlier is less than its initial level, the payout at maturity will be an amount in cash that is less, and may be significantly less, than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭Because the downside threshold level for each underlying index is observed at any time on any trading day throughout the term of the securities, it is possible that any underlying index could decline below its downside threshold level and expose you to the negative performance of the worst performing underlier at maturity, even if such underlying index subsequently appreciates and closes above its downside threshold level on the final observation date. If the intraday level of any underlying index is less than its downside threshold level at any time on any trading day throughout the term of the securities AND the final level of the worst performing underlier is less than its initial level, you will be exposed to the decline in the worst performing underlier at maturity on a 1-to-1 basis. It is possible that the intraday level of any underlying index will decline below its downside threshold level at any time on any trading day throughout the term of the securities and expose you to the negative performance of the worst performing underlier, even if such underlying index subsequently appreciates and closes at or above its downside threshold level on the final observation date.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. Any such unpaid contingent coupon will be paid on a subsequent coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. You will not receive payment for any such unpaid contingent coupon if the closing level of any underlier is less than its coupon barrier level on each subsequent observation date. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will not receive a contingent coupon with respect to the related interest period (or any previously unpaid contingent coupons), even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Regardless of whether or not a trigger event occurs at any time on any trading day during the term of the securities, investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the securities will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first redemption determination date.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level and/or coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period, or that the intraday level of each underlier will be greater than or equal to its downside threshold level at all times on each trading day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlier at maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), in addition to any risks described further below, the securities are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier.

oThere are risks associated with investments in securities linked to the value of foreign equity securities.

￭Adjustments to an underlying index could adversely affect the value of the securities. An underlying index publisher is responsible for calculating and maintaining an underlying index. An underlying index publisher can add, delete or substitute the securities constituting an underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. An underlying index publisher has no obligation to consider your interests in calculating or revising an underlying index. An underlying index publisher may discontinue or suspend calculation or publication of an underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, any payment(s) made on the securities will be an amount based on the prices of the securities

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

constituting the discontinued underlier at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlier last in effect prior to the discontinuance of the underlier.

￭The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Historical Information

EURO STOXX 50® Index Overview

Bloomberg Ticker Symbol: SX5E

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders, in terms of free float market capitalization, among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The underlying index publisher with respect to the EURO STOXX 50® Index is STOXX® Limited, or any successor thereof. The EURO STOXX 50® Index was first published on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The component stocks of the EURO STOXX 50® Index have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The closing level of the SX5E Index on November 10, 2026 was 6,327.87. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

SX5E Index Daily Closing Levels January 1, 2021 to November 10, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Nikkei Stock Average Overview

Bloomberg Ticker Symbol: NKY

The Nikkei Stock Average is an index that measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). The underlying index publisher with respect to the Nikkei Stock Average is Nikkei Inc., or any successor thereof. Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc., first calculated and published the Nikkei Stock Average in 1970. Stocks that qualify for the Nikkei Stock Average are part of the high liquidity group, composed of the 450 most liquid issues on the TSE Prime Market, and are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The closing level of the NKY Index on November 10, 2026 was 60,459.58. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NKY Index Daily Closing Levels January 1, 2021 to November 10, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Russell 2000® Index Overview

Bloomberg Ticker Symbol: RTY

The Russell 2000® Index is an index that measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The underlying index publisher with respect to the Russell 2000® Index is FTSE Russell, or any successor thereof. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The closing level of the RTY Index on November 10, 2026 was 2,821.375. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

RTY Index Daily Closing Levels January 1, 2021 to November 10, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

S&P 500® Index Overview

Bloomberg Ticker Symbol: SPX

The S&P 500® Index is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. The underlying index publisher with respect to the S&P 500® Index is S&P® Dow Jones Indices LLC, or any successor thereof. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The closing level of the SPX Index on November 10, 2026 was 7,520.93. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

SPX Index Daily Closing Levels January 1, 2021 to November 10, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities with Continuous Trigger Monitoring Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $29.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.